                                  EXHIBIT 10.2

                              CONFIDENTIALITY AND
                             NON-COMPETE AGREEMENT

  AGREEMENT is made this 11th day of November, 1996, between STUDIO PLUS HOTELS, INC., a Virginia corporation with its principal office at 1999 Richmond Road, Suite 4, Lexington, Kentucky, on behalf of itself and its predecessors, affiliates and subsidiaries (including Studio Plus Properties, Inc.) previously, now or hereafter existing (collectively referred to herein as the "Company") and CREIGHTON SCHNECK (the "Employee") of the Company.

  WHEREAS, the Employee has access to and uses in his employment with the Company valuable proprietary information of the Company, which the Company desires to continue to protect; and

  WHEREAS, the Company wants to protect its proprietary information, competitive advantage and the investment it has made in Employee;

  IN CONSIDERATION of Company granting Employee a Stock Option for Company's common stock on the terms in the Stock Option Agreement dated the date hereof, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IT IS AGREED:

  1. The Employee acknowledges that he has access to proprietary information developed by the Company with respect to the development, construction, operation, marketing and administration of the Company's extended stay lodging business and properties, information that the Company has furnished and is furnishing to Employee, as well as all information generated by Employee that contains, reflects or is derived from the furnished information, including, but not limited to, the items in paragraph 6 hereof (the "Confidential Information") and the Employee hereby acknowledges that the Confidential Information represents a valuable, special and unique asset of the Company's business. The Employee agrees that he will not, either during or after the term of his employment with the Company (the "Term"), disclose the Confidential Information, or any portion thereof, whether furnished before or after the date of this Agreement, whether tangible or intangible, and in whatever form or medium provided, to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, except with respect to performance of his duties as an employee of the Company or as may be required by applicable law and then only after ten (10) days written notice to the Company. Employee's duty to keep the Confidential Information confidential shall continue for two
(2) years after termination of his employment for any reason unless the Confidential Information becomes public knowledge sooner through no fault of Employee.

  2. During the Employee's employment and for a period of twelve (12) months following the Employee's resignation or termination of his employment, the Employee shall not serve as an officer, director, trustee, member, consultant, advisor, employee, agent or in any other capacity or as an owner, shareholder or partner, in any corporation, partnership, sole proprietorship, joint venture, trust, limited liability company or any other entity engaged in managing, developing, constructing, operating or owning any interest in, any extended stay hotel located within a Metropolitan Statistical Area (MSA) in which a Studio Plus hotel is operating, under construction or a contract or lease has been executed to acquire land on which to develop a Studio Plus hotel as of the day on which Employee's employment terminates. An extended stay hotel for the purposes of this Agreement shall mean a hotel composed of a hotel suite room rented predominantly by the week or for stays of more than three (3) days, with each suite containing a kitchen with at least a refrigerator, a range top burner unit and a microwave or radiant heat oven and rented at a price per night within a range fifteen percent (15%) above and fifteen percent (15%) below the average weekly rate of the Studio Plus hotel chain at that time. An MSA shall be determined by the latest edition of "County & City Extra" published by Bernan Press, Lanham, Maryland in existence at the time of Employee's termination.

  3. The Employee agrees that damages at law for violation of the restrictive covenants contained in this Agreement would not be an adequate or prior remedy to the Company, and that should the Employee violate or threaten to violate any of the provisions of such covenants, the Company, its successors or assigns, shall be entitled to obtain a temporary or permanent injunction against the Employee in any court having personal and subject matter jurisdiction, prohibiting any violation of such covenants. The injunctive relief provided herein shall be in addition to any award of damages, compensatory, exemplary or otherwise, payable by reason of such violation. The running of the term of the noncompetition period shall be extended day for day for any period during which the Employee is in breach of the covenants and agreements contained herein for any reason whatsoever. The Employee further agrees that the Company need not post any bond or prove actual damage in connection with seeking to obtain injunctive relief.

  4. The Employee acknowledges that this Agreement has been negotiated at arm's length by the parties, neither being under any compulsion to enter into this Agreement, and that the foregoing restrictive covenant does not in any respect inhibit his ability to earn a livelihood in his chosen profession without violating the restrictive covenants contained herein. The Company, by these presents, has attempted to limit the Employee's right to compete only to the extent necessary to protect the Company from unfair competition. The Company recognizes, however, that reasonable people may differ in making such a determination. Consequently, the parties agree that if a court of competent jurisdiction will not enforce the noncompetition covenant in Paragraph 2 hereof as written, then the court or other trier of fact may modify the covenant to the least extent where it will be enforceable and to enforce the covenant as modified to the maximum extent that it believes to be reasonable under the circumstances existing at the time.

  5. All inventions, discoveries, improvements, whether patentable or unpatentable, made, devised, or discovered by the Employee, whether by Employee singly or jointly with others, from the time of entering the Company's employ until termination of his employment, relating or pertaining in any way to his employment or the business of the Company, shall be promptly disclosed in writing to the President of the Company (or such other officer as the President may designate) and are to accrue to the benefit of the Company and become and remain its sole and exclusive property. Any original or derivative works of authorship, whether copyrightable or uncopyrightable, including, without limitation, plans, specifications, booklets, manuals, procedures, computer programs, and the like, created by the Employee within the scope of his employment with the Company shall be and remain the Company's sole and exclusive property. The Employee agrees, at the Company's request and cost, to execute any assignments to the Company or its nominee, of his entire right, title, and interest in and to any such inventions, discoveries, improvements and works of authorship and to execute any other instruments and documents requisite or desirable in applying for and obtaining patents or copyrights with respect thereto in the United States and in all foreign countries. The Employee further agrees, whether or not in the employ of the Company, to cooperate to the extent and in the manner requested by the Company in the prosecution or defense of any patent and/or copyright claims or any litigation or other proceeding involving any inventions, trade secrets, processes, discoveries, methods or works covered by this Agreement, but all expense thereof shall be paid by the Company.

  6. All records, files, software, memoranda, reports, price lists, customer lists, manuals, drawings, plans, sketches, procedures, documents, equipment, and the like, relating to the business of the Company which the Employee shall use or prepare or come into contact with during his employment with the Company, shall be and remain the sole property of the Company and the Employee shall promptly deliver to the Company at the termination of his employment, or at any time on the Company's request, without retaining copies, any or all of such items which have been loaned or disclosed to, or otherwise obtained by, Employee.

  7. This Agreement may not be changed or terminated orally, and no change, termination, or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by both the Employee and the Chairman of the Board and Chief Executive Officer of the Company or the President of the Company. The Employee's compensation, position or capacity may be changed at any time by the Company, or his employment terminated at any time, without in any way affecting any of the terms and conditions of this Agreement, which in all respects shall remain in full force and effect, and without incurring any liability to the Employee.

  8. This Agreement shall be governed by the laws of the Commonwealth of Kentucky. The invalidity of any provision hereof shall not invalidate any other provision hereof.

  9. This Agreement shall be binding on and shall inure to the heirs, successors and assigns of the parties hereto.

  10. All of the terms and words used in this Agreement, regardless of the gender used, shall be deemed and construed to include any other gender (masculine, feminine or neuter) as the context or sense of the Agreement or any paragraph or clause hereof may require, or as required by the sex of the Employee executing the Agreement, the same as if such words had been fully and properly written in the appropriate gender.

  IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

ATTEST:                                STUDIO PLUS HOTELS, INC.

  /s/ William Anderson                 By:    /s/ Norwood Cowgill, Jr.
----------------------                        -------------------------------
                                              Title: Chief Executive Officer

WITNESS:

   /s/ William Anderson                        /s/ Creighton Schneck
-----------------------                       ---------------------------------
                                                   Creighton Schneck